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                                                                    EXHIBIT 4.9

                          SECOND SUPPLEMENTAL INDENTURE

                            Dated as of March 4, 2004

                                      among

                          NEBRASKA BOOK COMPANY, INC.,

                        THE BANK OF NEW YORK, as Trustee

                                       and

                           the Guarantor named herein

                  -------------------------------------------

                        8 3/4% Senior Subordinated Notes
                                    Due 2008

         SECOND SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of March 4, 2004, among Nebraska Book Company, Inc., a Kansas corporation (the "Company"), Specialty Books, Inc., a Delaware corporation (the "Guarantor"), and The Bank of New York, as successor to United States Trust Company of New York, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the indenture, dated as of February 13, 1998, and amended on July 1, 2002, among the Company, the Guarantor, and the Trustee (as so amended, the "Indenture"), the Company duly issued its 8 3/4% Senior Subordinated Notes Due 2008 (the "Notes") in the aggregate principal amount of $110 million;

         WHEREAS, pursuant to Section 9.2 of the Indenture, the Company, the Guarantor and the Trustee together with the written consent of the holders of at least a majority in principal amount of the Notes are authorized to amend or supplement the Indenture as set forth in this Supplemental Indenture;

         WHEREAS, the Company distributed an Offer to Purchase and Consent Solicitation Statement, dated February 4, 2004 (the "Offer to Purchase"), in order to, among other things, solicit consents (the "Consents") from the holders of the Notes to amendments to the Indenture;

         WHEREAS, the Company has received Consents to effect this Supplemental Indenture pursuant to the Offer to Purchase from the holders of a majority in principal amount of the Notes;

         WHEREAS, the Company and the Guarantor desire and request the Trustee to execute and deliver this Supplemental Indenture as herein provided; and

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         WHEREAS, the Company and the Guarantor hereby represent and warrant that all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized by all necessary parties.

         NOW, THEREFORE, for and in consideration of the premises contained herein, it is mutually covenanted and agreed for the benefit of all holders of the Notes as follows:

         Section 1. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         Section 2. Section 3.2 of the Indenture is hereby deleted in its entirety.

         Section 3. Section 3.3 of the Indenture is hereby deleted in its entirety.

         Section 4. Section 3.4 of the Indenture is hereby deleted in its entirety.

         Section 5. Section 3.5 of the Indenture is hereby deleted in its entirety.

         Section 6. Section 3.6 of the Indenture is hereby deleted in its entirety.

         Section 7. Section 3.7 of the Indenture is hereby deleted in its entirety.

         Section 8. Section 3.8 of the Indenture is hereby deleted in its entirety.

         Section 9. Section 3.9 of the Indenture is hereby deleted in its entirety.

         Section 10. Section 3.10 of the Indenture is hereby deleted in its entirety.

         Section 11. Section 3.11 of the Indenture is hereby deleted in its entirety.

         Section 12. Section 3.12 of the Indenture is hereby deleted in its entirety.

         Section 13. Section 3.13 of the Indenture is hereby deleted in its entirety.

         Section 14. Section 3.14 of the Indenture is hereby deleted in its entirety.

         Section 15. Section 3.17 of the Indenture is hereby deleted in its entirety.

         Section 16. Section 4.1 of the Indenture is amended as follows:

                     (a)      by deleting paragraph (iii) in its entirety.

         Section 17. Section 6.1 of the Indenture is amended as follows:

                     (a)      by deleting paragraph (6) in its entirety;

                     (b)      by deleting paragraph (9) in its entirety; and

                     (c)      by deleting paragraph (10) in its entirety.

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         Section 18. The Company and the Guarantor agree that the Trustee is permitted to place a notation about this Supplemental Indenture on the Notes in accordance with the provisions of Section 9.5 of the Indenture.

         Section 19. Upon execution and delivery of this Supplemental Indenture, the terms and conditions of this Supplemental Indenture shall be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that in cases of conflict, the provisions of this Supplemental Indenture will control. The amendments contained in this Supplemental Indenture shall not become operative until the date on which the Notes have been validly accepted for purchase by the Company pursuant to the Tender Offer (as defined in the Offer to Purchase). If the Notes are not accepted for purchase by the Company for any reason, then the Indenture and the Notes will remain in effect in their present form.

         Section 20. The Trustee accepts this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby supplemented, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby supplemented.

         Section 21. The Indenture is hereby supplemented as hereinabove set forth, is in all respects ratified and confirmed, and the terms and conditions thereof, supplemented as hereinabove set forth, shall be and remain in full force and effect.

         Section 22. The recitals contained in this Supplemental Indenture shall be taken as statements made solely by the Company and the Guarantor, and the Trustee shall have no liability or responsibility for their correctness and, without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and the Guarantor by corporate action or otherwise, (iii) the due execution hereof by the Company and the Guarantor, or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

         SECTION 23. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         Section 24. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first written above.

                                     NEBRASKA BOOK COMPANY, INC.

                                     By: /s/ Mark W. Oppegard
                                        ----------------------------------------
                                        Name: Mark W. Oppegard
                                        Title:   President

                                     THE BANK OF NEW YORK

                                     By: /s/ Sirojni Dindial
                                        ----------------------------------------
                                        Name: Sirojni Dindial
                                        Title: Assistant Vice President

                                     SPECIALTY BOOKS, INC.

                                     By: /s/ Mark W. Oppegard
                                        ----------------------------------------
                                        Name: Mark W. Oppegard
                                        Title: President

 [Signature Page to Nebraska Book Company, Inc. Second Supplemental Indenture]